Exhibit 5.5

111 S. Calvert Street, 27th Floor Baltimore, MD 21202-6174 Tel 410.528.5600 Fax 410.528.5650 www.ballardspahr.com

May 10, 2024

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

Re:	Post-Effective Amendment No. 3 to Registration Statement on Form S-1 on Form S-3 (Registration No. 333-261887) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Virginia counsel to each of Pangiam Labs, LLC, a Virginia limited liability company (“Pangiam Labs”), and Linkware, LLC, a Virginia limited liability company (“Linkware” and together with Pangiam Labs, the “Guarantors”), in connection with the registration of certain securities of BigBear.ai Holdings, Inc., a Delaware corporation of which each of the Guarantors is a subsidiary (the “Registrant”), which include $200,000,000 maximum aggregate offering price of the Registrant’s 6.00% Convertible Senior Notes due 2026 (the “Notes”) and the Guarantees (as defined herein), under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement, which was originally filed with the Securities and Exchange Commission (the “Commission”) on or about December 23, 2021. You have requested our opinion with respect to the matters set forth below.

We understand that the Notes have been issued under, and are subject to the terms of, the Indenture (as defined herein) and that each of the Guarantors, jointly and severally with the other guarantors party to the Indenture from time to time, will provide a full and unconditional guarantee with respect to the Notes pursuant to Article 13 of the Indenture (the “Guarantees”).

In our capacity as Virginia counsel to the Guarantors and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)

the Articles of Organization of Pangiam Labs filed with the Virginia State Corporation Commission (the “Virginia SCC”) on February 3, 2020, and the Articles of Amendment of Pangiam Labs filed with the Virginia SCC on December 2, 2020 (collectively, the “Pangiam Labs Articles of Organization”);

(ii)	the Amended and Restated Operating Agreement of Pangiam Labs, dated as of October 30, 2020 (the “Pangiam Labs Operating Agreement”);

(iii)

the Articles of Organization of Linkware filed with the Virginia SCC on January 26, 2011 (the “Linkware Articles of Organization” and together with the Pangiam Labs Articles of Organization, collectively, the “Articles of Organization”);

BALLARD SPAHR LLP

BigBear.ai Holdings, Inc.

May 10, 2024

(iv)

the Amended and Restated Operating Agreement of Linkware, dated as of October 30, 2020 (the “Linkware Operating Agreement” and together with the Pangiam Labs Operating Agreement, collectively, the “Operating Agreements”);

(v)	certain resolutions adopted by the board of managers of each of the Guarantors (the “Authorizing Resolutions”);

(vi)

an executed copy of the Indenture, dated as of December 7, 2021 (the “Base Indenture”), by and among the Registrant, as issuer, each of the guarantors party thereto from time to time, and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 6, 2022 (the “First Supplemental Indenture”), by and among the Registrant, each of the guarantors party thereto and the Trustee, and the Second Supplemental Indenture, dated as of May 10, 2024 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, collectively, the “Indenture”), by and among the Registrant, the Guarantors, the other guarantors party thereto and the Trustee;

(vii)	the Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(viii)

a certificate of one or more officers of each of the Guarantors, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Articles of Organization, the Operating Agreements and the Authorizing Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying, among other things, as to the manner of adoption of the Authorizing Resolutions and the form, approval, execution and delivery of the Indenture (which includes the Guarantees); and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Guarantors) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	there are no material modifications of, or amendments to, the pertinent sections of the Indenture (which includes the Guarantees);

BALLARD SPAHR LLP

BigBear.ai Holdings, Inc.

May 10, 2024

(d)

all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete;

(e)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(f)

the consummation of the transactions contemplated by the Indenture will result in receipt by the Guarantors of good and valuable consideration, and such transactions are fair and reasonable to the Guarantors;

(g)

each of the parties thereto (other than the Guarantors) have duly and validly authorized, executed and delivered each instrument, document and agreement, including but not limited to the Indenture, executed in connection with the transactions contemplated by the Indenture to which such party is a signatory, and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; and

(h)

we have also examined, and relied upon the accuracy of factual matters contained in, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and certificates or comparable documents of public officials and of officers and representatives of the Guarantors.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the execution and delivery by each of the Guarantors of the Second Supplemental Indenture (which includes the Guarantees) have been duly authorized by all necessary limited liability company action on the part of each of the Guarantors, and the Second Supplemental Indenture (which includes the Guarantees) has been duly executed and delivered by each of the Guarantors.

The foregoing opinions are limited to the laws of the Commonwealth of Virginia, and we do not express any opinion herein concerning any other laws. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Virginia, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the Commonwealth of Virginia, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

BigBear.ai Holdings, Inc.

May 10, 2024

We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes and the Guarantees. We also consent to the identification of our firm as Virginia counsel to the Guarantors in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP